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                                                                   Exhibit 10.12

EXECUTION COPY

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                            STOCK EXCHANGE AGREEMENT

                                      among

                           SAFEGUARD SCIENTIFICS, INC.
                          (a Pennsylvania corporation),

                               ALIGNE INCORPORATED
                          (a Pennsylvania corporation),

                                       and

                               THE SHAREHOLDERS OF
                               ALIGNE INCORPORATED

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                                TABLE OF CONTENTS

Section                                                                     Page
-------                                                                     ----

INTRODUCTION.................................................................-1-

BACKGROUND...................................................................-1-
  1.   Definitions...........................................................-1-
  2.   Exchange of Company Shares............................................-5-
         2.1.   Exchange of Company Shares...................................-5-
         2.2.   Post-Closing Adjustment......................................-5-

  3.   Closing...............................................................-7-
         3.1.   Location; Date.  ............................................-7-
         3.2.   Consummation of the Transactions; Deliveries.................-7-
         3.3.   Termination..................................................-7-
         3.4    Pre-Closing Transactions.....................................-7-

  4.   Representations and Warranties of the Company and the Shareholders-7-
         4.1.   Organization and Standing....................................-7-
         4.2.   Capitalization and Share Ownership...........................-7-
         4.3.   Authority and Binding Effect.................................-8-
         4.4.   Validity of the Transactions.................................-8-
         4.5.   Restrictions.................................................-8-
         4.6.   Third-Party Options..........................................-8-
         4.7.   Financial Statements.........................................-8-
         4.8.   Books of Account.............................................-9-
         4.9.   Taxes........................................................-9-
         4.10.  Undisclosed Liabilities.....................................-10-
         4.11.  No Manufacturing............................................-10-
         4.12.  Accounts Receivable.........................................-10-
         4.13.  Title to Assets.............................................-11-
         4.14.  All Tangible Assets.........................................-11-
         4.15.  Condition of Assets.........................................-11-
         4.16.  Real Property...............................................-11-
         4.17.  Intellectual Property.......................................-11-
         4.18.  Contracts...................................................-12-
         4.19.  Employees...................................................-13-
         4.20.  Licenses....................................................-13-
         4.21.  Compliance with Law and Court Orders........................-13-
         4.22.  Claims......................................................-13-
         4.23.  Insurance...................................................-14-
         4.24.  Labor Matters...............................................-14-
         4.25.  Employee Benefit Plans......................................-14-
         4.26.  Transactions with Affiliates................................-16-
         4.27.  Absence of Certain Changes..................................-16-
         4.28.  Hazardous Substances........................................-17-
         4.29.  Additional Information......................................-17-
         4.30.  Corporate Records...........................................-17-

  5.   Representations and Warranties of Safeguard..........................-17-
         5.1.   Organization and Standing...................................-17-
         5.2.   Authority and Binding Effect................................-17-


                                      -ii-
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         5.3.   Validity of Contemplated Transactions.......................-17-
         5.4.   Issuance of  Safeguard Shares...............................-18-
         5.5.   Investment Intent...........................................-18-

  6.   Shareholder Matters..................................................-18-
         6.1.   Private Placement...........................................-18-
         6.2.   Certificate Legend..........................................-18-
         6.3.   Shareholder Sophistication..................................-18-
         6.4.   Tax Treatment...............................................-19-
         6.5.   Survival of Representation and Warranties...................-19-

  7.   Indemnification......................................................-19-
         7.1.   By the Shareholders.........................................-19-
         7.2.   By Safeguard................................................-20-
         7.3.   Procedure for Claims........................................-20-
         7.4.   Claims Period...............................................-21-
         7.5.   Third Party Claims..........................................-21-
         7.6.   Losses Net of Insurance, Etc................................-22-

  8.   Post-Closing Covenants...............................................-22-
         8.1.   Covenant Not to Compete.....................................-22-
         8.2.   Confidential Information....................................-22-
         8.3.   Nonsolicitation.............................................-22-
         8.4.   Hiring of the Company's Employees...........................-23-
         8.5.   Affiliates..................................................-23-
         8.6.   Injunctive Relief...........................................-23-
         8.7.   Certain Taxes and Expenses..................................-23-
         8.8.   Seller Party Affiliates.....................................-23-

  9.   Conditions Precedent to Obligations of Safeguard. ...................-23-
         9.1.   Required Consents...........................................-23-
         9.2.   Ancillary Documents.........................................-23-
         9.3.   Certificate.................................................-24-
         9.4.   Legal Opinion...............................................-24-

  10.  Conditions Precedent to Obligations of the Seller Parties............-24-
         10.1.  Ancillary Documents.........................................-24-
         10.2.  Directors...................................................-24-
         10.3.  Certificate.................................................-24-

  11.  Public Announcements.................................................-24-

  12.  Contents of Agreement................................................-24-

  13.  Amendment, Parties in Interest, Assignment, Etc......................-24-

  14.  Interpretation.......................................................-25-

  15.  Sole Remedy..........................................................-25-

  16.  Dispute Resolution...................................................-25-
          16.1.    Good-Faith Negotiations .................................-25-
          16.2.    Resolution of Disputes ..................................-26-

  17.  Notices..............................................................-26-

  18.  Governing Law........................................................-28-

  19.  Counterparts.........................................................-28-

                            STOCK EXCHANGE AGREEMENT


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                                  INTRODUCTION

      This STOCK EXCHANGE AGREEMENT is dated as of February 26, 1999. The parties are ALIGNE INCORPORATED, a Pennsylvania corporation (the "Company"), those persons listed on Exhibit A (individually, each a "Shareholder" and collectively, the "Shareholders"), being the owners of all of the issued and outstanding shares of capital stock of the Company, and SAFEGUARD SCIENTIFICS, INC., a Pennsylvania corporation ("Safeguard").

                                   BACKGROUND

            The Shareholders own all of the issued and outstanding shares of common stock, par value $.01 per share, of the Company (the "Company Shares"), with each Shareholder owning the number of Company Shares set forth after such Shareholder's name in column B of Exhibit A. Safeguard desires to exchange with the Shareholders, and the Shareholders desire to exchange with Safeguard, the number of Company Shares set forth opposite their respective names in column C of Exhibit A, on the terms and conditions set forth herein in exchange for shares of common stock, par value $.10 per share, of Safeguard ("Safeguard Shares"). The exchange of the Company Shares by Safeguard is intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Certain other terms are used herein as defined below in Section 1 or elsewhere in this Agreement.

      NOW, THEREFORE, in consideration of the respective covenants, representations and warranties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    Definitions

      For convenience, certain terms used in more than one part of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as any other terms defined elsewhere in this Agreement shall be equally applicable to both the singular and plural forms of the terms defined).

      "Accounts Receivable" means, as of any specified date, any trade accounts receivable, notes receivable, bid or performance deposits, employee advances and other miscellaneous receivables of the Company.

      "Administrative Services Agreement" means the agreement for certain services between the Company and Safeguard in the form of Exhibit B.

      "Affiliates" means, with respect to a particular party, Persons controlling, controlled by or under common control with that party, as well as any officers, directors and majority-owned entities of that


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party and of its other Affiliates. For the purposes of the foregoing, ownership, directly or indirectly, of 20% or more of the voting stock or other equity interest shall be deemed to constitute control.

      "Agreement" means this Stock Exchange Agreement, including all schedules, annexes and exhibits hereto.

      "Assets" means all of the Company's assets, properties, business, goodwill and rights of every kind and description, real and personal, tangible and intangible, wherever situated and whether or not reflected on the 1998 Balance Sheet.

      "Business" means the existing and prospective business, operations, facilities and other Assets, financial condition, results of operations, finances, markets, products, competitive position, raw materials and other supplies, customers and customer relations and personnel of the Company.

      "Business Day" means any calendar day which is not a Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania.

      "Balance Sheet Date" is defined in Section 4.7.

      "1998 Balance Sheet" is defined in Section 4.7.

      "Charter Documents" means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement or similar document governing the entity.

      "Closing" is defined in Section 3.1.

      "Closing Date" is defined in Section 3.1.

      "Confidential Information" means any information of a party, including a formula, pattern, list, compilation, device, method, technique or process that derives independent economic value, actual or potential, from not being generally known to the public or to other Persons who can obtain economic value from its disclosure or use.

      "Contract" means any written or oral contract, agreement, lease, plan, instrument or other document, commitment, arrangement, undertaking, practice or authorization that is or may be binding on any Person or its property under applicable Law.

      "Copyrights" means copyrights, registered or unregistered, and copyright applications on both published and unpublished works.

      "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or authority that is binding on any Person or its property under applicable Law.

      "Customer Contracts" means all Contracts which provide for the performance of services by the Company for its customers.

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      "Default" means (i) a breach, default or violation, (ii) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (iii) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "GAAP" means generally accepted accounting principles, consistently applied.

      "Hazardous Substances" means any toxic or hazardous gaseous, liquid or solid material or waste, pollution or contamination including (i) any "hazardous substances" as defined by the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., (ii) any "extremely hazardous substance," "hazardous chemical," or "toxic chemical" as those terms are defined by the federal Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.ss. 11001 et seq., (iii) any "hazardous waste," as defined under the federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., (iv) any "pollutant," as defined under the federal Water Pollution Control Act, 33 U.S.C. ss.ss. 1251 et seq., as any of such laws in clauses (i) through (iv) exist as of Closing, and (v) any regulated substance or waste under any Laws or Court Orders that currently exist and are applicable to the operation of the Company; but excluding office or maintenance supplies used in the operation of the Company.

      "Inception Date" is defined in Section 4.9(e).

      "Intellectual Property" means any Copyrights, Patents, Trademarks, Trade Secrets, technology rights and licenses, franchises, inventions and other similar property.

      "Law" means any statute, law, ordinance, regulation, order or rule of any federal, state, local or, foreign governmental or regulatory body or authority, including those covering environmental, energy, safety, health, information technology, transportation, bribery, recordkeeping, zoning, antidiscrimination, antitrust, wage and hour, and price and wage control matters.

      "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

      "Licenses" means any permits, licenses, franchises, registrations, certificates, variances, exemptions, consents, approvals and other authorizations granted by any governmental or regulatory body or authority.

      "Liens" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

      "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

      "Material Adverse Effect" means a material adverse effect on the Company or the Business, Assets, financial condition, results of operations, prospects, liquidity, products, competitive position, customers and customer relations of the Company or the Business.

      "Ordinary course" or "ordinary course of business" means the ordinary course of business that is consistent with past practices.

      "Patents" means all patents and patent applications.

      "Permitted Liens" means (i) liens for taxes, assessments or similar charges; (ii) liens of mechanics, materialmen, warehousemen, carriers, or other like liens securing obligations incurred in the ordinary course of the Business;
(iii) easements, rights of way, claims, objections, defects, reservations, consents, tenancies, licenses and the like affecting any real property, in each case of record, visible upon a physical inspection of the real property or otherwise made known to Safeguard; (iv) liens, encumbrances, restrictions, and adverse claims of any nature whatsoever which are not material in amount and which do not adversely affect the Company's use of the property subject thereto; and (v) any other liens, encumbrances, restrictions, and adverse claims of any nature whatsoever which are set forth on Schedule 4.13.

      "Person" means any natural person, corporation, partnership, proprietorship, association, joint venture, trust or other legal entity.

      "Plans" is defined in Section 4.24.

      "Prime Rate" means the prime lending rate as reported in The Wall Street Journal from time to time as the base rate on corporate loans by at least a certain portion of the largest banks in the US.

      "Rule 144" means Rule 144, 17 CFR ss. 230.144, promulgated under the Securities Act.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Seller Parties" means the Company and the Shareholders.

      "Shareholders' Agreement" means the Shareholders' Agreement among the Company and certain shareholders of the Company in the form of Exhibit C hereto.

      "Taxes" shall mean all taxes, duties, charges, fees, levies or other assessment imposed by any taxing authority, including income, gross receipts, value-added, excise, withholding, personal property, real estate, sale, use, ad valorem, license, lease, service, severance, stamp, transfer, payroll, employment, customs, duties, alternative, add-on minimum, estimated and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment).

      "Tax Returns" means all reports, returns, statements (including estimated reports, returns or statements) and other similar filings required to be filed by a party with respect to any Taxes.

      "Trademarks" means the name "aligne incorporated," all fictitious business names, trading names, registered and unregistered trademarks, registered and unregistered service marks and applications for any of the foregoing.

      "Trade Secrets" means all proprietary know-how, trade secrets, customer and supplier lists, software (including any related source code or object codes therefor or documentation relating thereto), technical information, data, processes, technology, plan, drawings and blue prints owned, used or licensed (as licensor or licensee) by a party, except for any such item that is generally available to the public.

      "Transaction Documents" means this Agreement, the Administrative Services Agreement and the Shareholders' Agreement.

      "Transactions" means the purchase and sale of the Company Shares by the Shareholders to Safeguard as described herein and the other transactions contemplated by the Transaction Documents.

      "US" means the United States of America.

2. Exchange of Company Shares.

      2.1. Exchange of Company Shares. Subject to the terms and conditions hereinafter set forth and on the basis of and in reliance upon the representations, warranties, covenants and agreements set forth herein, at the Closing each Shareholder shall exchange with Safeguard, and Safeguard shall exchange with each Shareholder, the number of Company Shares to be exchanged by such Shareholder set forth in column C of Exhibit A in exchange for the delivery to such Shareholder of a number of fully paid and non-assessable Safeguard Shares equal to the Fixed Number (hereinafter defined) for such Shareholder and, if and to the extent payable pursuant to Section 2.2 hereof, the Contingent Number (hereinafter defined) for such Shareholder. The Fixed Number for a Shareholder shall mean the number set forth opposite such Shareholder's name in column E of Exhibit A. The Contingent Number for a Shareholder shall mean the number set forth opposite such Shareholder's name in column F of Exhibit A.

      2.2. Post-Closing Adjustment.

            (a) At the Closing, Safeguard shall issue and register in the name of each Shareholder three certificates, the first representing the Fixed Number of Safeguard Shares for such Shareholder, the second representing one-half of the Contingent Number of Safeguard Shares for such Shareholder and the third representing the remaining one-half of the Contingent Number of Safeguard Shares for such Shareholder. Each Shareholder shall promptly deliver to Safeguard the two stock certificates evidencing in the aggregate the Contingent Number of Safeguard Shares for such Shareholder, together with a stock power, duly signed by such Shareholder in blank. Safeguard shall hold such certificates and powers as custodian and during the period that such Contingent Number of Safeguard Shares are held by Safeguard, such Shareholder shall have the right to receive all dividends and distributions with respect to such Contingent Number of Safeguard Shares and shall be entitled to vote such Contingent Number of Safeguard Shares and to exercise all other rights with respect to such Contingent Number of Safeguard Shares except the right to possession and transfer or alienation.

            (b) If the Company fails to recognize, in accordance with GAAP, gross revenues during the year ending December 31, 1999 of $6,500,000 (the "Year 1 Financial Targets"), all of the Contingent Number of Safeguard Shares for all Shareholders shall promptly be transferred to Safeguard and the Shareholders shall have no further rights with respect thereto. If the Company achieves the Year 1 Financial Targets, Safeguard shall deliver to each Shareholder one-half of the Contingent Number of Safeguard Shares for such Shareholder.

            (c) If the Company fails to recognize, in accordance with GAAP, gross revenues during the year ending December 31, 2000 of $7,000,000 (the "Year 2 Financial Targets"), the remaining one-half of the Contingent Number of Safeguard Shares for all Shareholders shall promptly be transferred to Safeguard and the Shareholders shall have no further rights with respect thereto. If the Company achieves the Year 2 Financial Targets, Safeguard shall deliver to each Shareholder the remaining one-half of the Contingent Number of Safeguard Shares for such Shareholder then held by Safeguard.

            (d) All Safeguard Shares or other securities received by Safeguard with respect to the Contingent Number of Safeguard Shares held by Safeguard pursuant to this Section 2.2 as a result of stock splits, stock dividends, stock combinations, stock reclassifications and similar transactions shall become a part of the of the Contingent Number of Safeguard Shares and all delivery obligations under Sections 2.2(b) and 2.2(c) shall be appropriately adjusted to reflect all stock splits, stock dividends, stock combinations, stock reclassifications and similar transactions.

            (e) Notwithstanding anything to the contrary herein, if at any time during the period commencing on the date hereof and ending on December 31, 1999 there occurs a Company Control Event (hereinafter defined), the Company shall be deemed to have satisfied both the Year 1 Financial Targets and the Year 2 Financial Targets and Safeguard shall, as promptly after the occurrence of such Company Control Event as possible, deliver to each Shareholder all of the Contingent Number of Safeguard Shares of such Shareholder then held by Safeguard hereunder. Notwithstanding anything to the contrary herein, if at any time during the period commencing on January 1, 2000 and ending on December 31, 2000 there occurs a Company Control Event, the Company shall be deemed to have satisfied the Year 2 Financial Targets and Safeguard shall, as promptly after the occurrence of such Company Control Event as possible, deliver to each Shareholder the Contingent Number of Safeguard Shares of such Shareholder to which such Shareholder would be entitled under Section 2.2(c) hereof. A "Company Control Event" shall be deemed to have occurred if (1) there is an Approved Sale (as defined in the Shareholders' Agreement) to a Person who is not an Affiliate of Safeguard or a Permitted Transferee or (2) Safeguard together with its Affiliates shall cease to own at least a majority of the Stock (as defined in the Shareholders' Agreement) of the Company (determined on a fully-diluted basis, but excluding from the number of such fully-diluted shares, all shares of Common Stock and options issued or granted to employees of the Company after the date hereof). Any delivery of shares under this paragraph (e) shall terminate all obligations of Safeguard under Section 2.2(b) and Section 2.2(c).

3. Closing.

      3.1. Location; Date. The closing for the Transactions (the "Closing") shall be held at the offices of Morgan, Lewis & Bockius LLP in Philadelphia on the date hereof or at such other date and place as may be mutually agreed by the parties (the "Closing Date").

      3.2. Consummation of the Transactions; Deliveries. At the Closing, subject to the provisions of this Agreement, each Shareholder shall deliver to Safeguard, free and clear of all Liens, the certificates for the Company Shares to be sold by such Shareholder in negotiable form, duly endorsed in blank, or with separate stock transfer powers attached thereto and signed in blank, in exchange for (a) the delivery by Safeguard to such Shareholder of certificate evidencing Safeguard Shares to which such Shareholder is entitled pursuant to
Section 2.1 hereof, subject to such Shareholder's obligation to deliver certificates evidencing the Retained Shares to Safeguard in accordance with
Section 2.2. At the Closing, the Shareholders will make available to Safeguard the written resignations of all such directors and officers of the Company as Safeguard shall direct in writing prior to the Closing. At the Closing, the Shareholders shall also deliver to Safeguard, and Safeguard shall deliver to the Shareholders, the certificates, opinions and other instruments and documents referred to in Sections 9 and 10.

      3.3. Termination. In the event that the Closing shall not have taken place on or before February 26, 1999 or such later date as shall be mutually agreed to in writing by Safeguard and the Shareholders, all of the rights and obligations of the parties under this Agreement shall terminate without Liability, except for Liability if the Closing does not occur and this Agreement terminates by reason of a default or breach by any party hereto.

      3.4. Pre-Closing Transactions. The parties acknowledge that on February 25, 1999, the Company declared and paid a dividend to the Shareholders, in respect of the Company Shares held by such Shareholders, the aggregate amount of $1,573,438. Contemporaneously on February 25, 1999, Safeguard made a loan to the Company in the initial aggregate principal amount of $2,000,000, which was evidenced by a promissory note of the Company, dated February 25, 1999. All representations and warranties contained herein are hereby modified to the extent necessary to disclose such distribution and loan.

4. Representations and Warranties of the Company and the Shareholders. The Company and the Shareholders hereby jointly and severally represent and warrant to Safeguard as follows:

      4.1. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, having full power and authority to carry on the Business as it has been and is now being conducted and to own, lease and operate the Assets. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the Business or the character of the Assets requires such qualification, all of which jurisdictions are disclosed in
Schedule 4.1. The Company has no Subsidiaries and no stock or other equity or ownership interest (whether controlling or not) in any corporation, association, partnership, joint venture, trust or other legal entity.

      4.2. Capitalization and Share Ownership. The Company's authorized capital stock consists of 1,000 shares of common stock, par value $.01 per share. There are 300 shares of the Company's common stock presently outstanding (previously defined as the "Company Shares"), which Company Shares are owned by the Shareholders in the respective amounts set forth opposite their names in column A of Exhibit A, free and clear of any Liens. All of the Company Shares have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of the terms of any Contract binding upon the Company, and were issued in compliance with all applicable Charter Documents of the Company and all applicable federal and state securities or "blue sky" laws and regulations. No equity securities of the Company, other than the Company Shares, are issued or outstanding. There are, and have been, no preemptive rights with respect to the issuance of the Company Shares. Except as set forth in Schedule 4.2, there are: (a) no existing Contracts, subscriptions, options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire from any Shareholder or the Company at any time, or upon the happening of any stated event, any capital stock or other securities of the Company, whether or not presently issued or outstanding; (b) no outstanding securities of the Company that are convertible into or exchangeable for capital stock or other securities of the Company; and (c) no Contracts, subscriptions, options, warrants, calls, commitments or rights to purchase or otherwise acquire from the Company any such convertible or exchangeable securities.

      4.3. Authority and Binding Effect. Each of the Company and the Shareholders has the full power and authority to execute, deliver and perform this Agreement and the other Transaction Documents and, except as set forth in
Schedule 4.3, has taken all actions necessary to secure all approvals required in connection therewith. The execution and delivery of this Agreement and the consummation of the Transactions will not contravene or violate the Charter Documents of the Company. This Agreement constitutes, and the other Transaction Documents will constitute, the legal, valid and binding obligation of each of the Company and the Shareholders, as the case may be, enforceable against each of them in accordance with their respective terms.

      4.4. Validity of the Transactions. Except for any consents specified in
Schedule 4.4 (the "Required Consents"), neither the execution and delivery of this Agreement by the Company or any Shareholder nor the consummation of the Transactions (i) will contravene or violate any Law or Court Order which is applicable to the Company or any Shareholder, (ii) will result in a Default under, or require the consent or approval of any party to, any Contract (including any Customer Contract) relating to the Business or the Assets or to or by which the Company or any Shareholder is a party or otherwise bound or affected, or (iii) require the Company or any Shareholder to notify or obtain any License from any federal, state, local or other court or governmental agency or body or from any other regulatory authority, except in the case of any of the foregoing clauses (i)-(iii) for any contravention, violation, failure to give notice or obtain, or Default which, in the aggregate, has not had and cannot reasonably be expected to have, a Material Adverse Effect.

      4.5. Restrictions. Neither the Company nor any Shareholder is a party to any Contract (including any Customer Contract) or subject to any restriction or any Court Order or Law which adversely affects the Company, the Assets or the Business or affects or restricts the ability of the Company or any Shareholder to consummate the Transactions.

      4.6. Third-Party Options. There are no existing Contracts, options, commitments or rights with, to or in any third party to acquire the Company, any of the Assets or any interest therein or in the Business.

      4.7. Financial Statements. The Company and the Shareholders have delivered to Safeguard (a) the Company's audited balance sheet (the "1998 Balance Sheet") at December 31, 1998 (the "Balance Sheet Date"), (b) its related statements of income, changes in Shareholders' equity and statements of cash flow for the fiscal period then ended, and (c) all related notes and schedules (the "1998 Financial Statements"). Except as described in Schedule 4.7, the 1998 Financial Statements were prepared in accordance with GAAP and, subject to any qualifications set forth in the applicable notes and schedules, fairly present the financial position and results of operations of the Company at the dates and for the periods covered. Except as described in Schedule 4.7, all Liabilities of the Company at the Balance Sheet Date required to be reflected or reserved for by GAAP are fully reflected or reserved for in the 1998 Balance Sheet.

      4.8. Books of Account. The books of account of the Company fairly reflect in all material respects, in accordance with GAAP, (a) all transactions relating to the Company and (b) all items of income and expense, assets and liabilities and accruals relating to the Company. The Company has not engaged in any material transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company.

      4.9. Taxes.

            (a) The Company has timely filed all material Tax Returns due on or before the Closing Date and all such Tax Returns are true, correct and complete in all material respects.

            (b) The Company has paid in full on a timely basis all material Taxes owed by it, whether or not shown on any Tax Return.

            (c) The amount of the Company's liability for unpaid Taxes as of the Balance Sheet Date did not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) shown on the 1998 Balance Sheet, and the amount of the Company's liability for unpaid Taxes for all periods or portions thereof ending on or before the Closing Date will not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals are reflected on the books and records of the Company on the Closing Date.

            (d) There are no ongoing examinations or claims against the Company for Taxes, and no written notice of any audit, examination or claim for Taxes, whether pending or threatened, has been received.

            (e) The Company has a taxable year ended on December 31, in each year since its inception on December 20, 1996 (the "Inception Date").

            (f) The Company currently utilizes the cash method of accounting for income Tax purposes and such method of accounting has not changed since the Inception Date.

            (g) The Company has withheld and paid over to the proper taxing authorities all material Taxes required to have been withheld and paid over, and complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto.

            (h) Copies of (i) any Tax examinations, (ii) extensions of statutory limitations for the collection or assessment of Taxes and (iii) the material Tax Returns of the Company for the last three fiscal years have been delivered to Safeguard.

            (i) There are (and as of immediately following the Closing there will be) no Liens on the Assets of the Company relating to or attributable to Taxes.

            (j) There is no basis for the assertion of any claim relating to or attributable to Taxes which, if adversely determined, would result in any material Lien on the Assets of the Company or otherwise have a Material Adverse Effect.

            (k) There are no Contracts, including the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to any payment (or portion thereof) that would not be deductible pursuant to Sections 280G, 404 or 162 of the Code.

            (l) The Company is not, and has not been at any time, a party to a Tax sharing, Tax indemnity or Tax allocation agreement, and the Company has not assumed the Tax liability of any other person under any Contract.

            (m) The Company has, since the Inception Date, been an S corporation within the meaning of Section 1361 of the Code. The Company does not have a net recognized built-in gain within the meaning of Section 1374 of the Code

      4.10. Undisclosed Liabilities. Except as disclosed in Schedule 4.10, the Company does not have any Liabilities except for:

            (a) those Liabilities adequately and specifically set forth or reserved for on the 1998 Balance Sheet and not heretofore paid or discharged;

            (b) those Liabilities arising in the ordinary course of business under any Contract (including Customer Contracts) specifically disclosed on a Schedule to this Agreement (or not required to be disclosed because of the term or amount involved);

            (c) those Liabilities incurred in the ordinary course of business since the Balance Sheet Date and not heretofore paid or discharged; and

            (d) as disclosed in writing to Safeguard since January 1, 1999 and prior to the date hereof.

      4.11. No Manufacturing. The Company does not manufacture and has not manufactured any product for sale.

      4.12. Accounts Receivable. All Accounts Receivable as set forth on the 1998 Balance Sheet or arising since the 1998 Balance Sheet Date (a) have arisen only in the ordinary course of business for goods sold and delivered or services performed and (b) are collectible in full at the recorded amounts thereof, net of any allowance for doubtful accounts specifically established therefor, (free of any, and subject to no, defenses, setoffs or counterclaims) in the ordinary course of business (without resort to Litigation or assignment to a collection agency), but in no event later than 180 days after the Closing Date.

      4.13. Title to Assets. The Company owns outright all of the Assets, including the assets and properties set forth on the 1998 Balance Sheet (except for such as may have been disposed of in the ordinary course of business since the Balance Sheet Date), free and clear of all Liens, except Permitted Liens and for property leased pursuant to leases disclosed on any Schedule hereto.

      4.14. All Tangible Assets. Schedule 4.14 sets forth accurate lists and summary descriptions of all tangible Assets owned by the Company where the value of an individual item exceeds $1,000 or where an aggregate of similar items exceeds $5,000, and of all leases, Licenses and other Contracts to which the Company is a party or is otherwise bound which relate in whole or in part to the foregoing. In Schedule 4.14, the Assets listed have been grouped by type and assigned location.

      4.15. Condition of Assets. The equipment and all other tangible assets and properties which are part of the Assets are in good operating condition and repair and are usable in the ordinary course of the Business and conform in all material respects to all applicable Laws relating to their use and operation as such Assets are currently used in the conduct of the Business. Except pursuant to leases described on any Schedule hereto, no person other than the Company owns any vehicles, equipment or other tangible Assets situated on the facilities used by the Company in the Business (other than immaterial items of personal property owned by the Company's employees) which are necessary to the operation of the Business.

      4.16. Real Property. All real property (including, all interests in and rights to real property) and improvements located thereon which are leased by the Company are listed on Schedule 4.16. The Company has no ownership interest of any kind in, or rights to, any real property or improvements, except solely for leasehold interests in the real property and improvements listed on Schedule
4.16 pursuant to the leases described on Schedule 4.16.

      4.17. Intellectual Property. (a) Schedule 4.17 contains a complete and accurate list and summary description of (i) all Intellectual Property owned by or used in the Business and (ii) all Contracts relating to the Intellectual Property to which the Company is a party or by which the Company is bound, except for any License implied by the sale of a product and perpetual, paid-up licenses for software programs with a value of less than $5,000 under which the Company is licensee. The Intellectual Property and Contracts relating to the Intellectual Property constitute all of the Intellectual Property and Contracts relating to the Intellectual Property that are necessary for the operation of the Business as it is currently conducted. Except as described on Schedule 4.17 and except for technology supplied by Safeguard, the Company is the owner of all right, title and interest in and to each item of the Intellectual Property, free and clear of any Liens, or has the right to use all of the Intellectual Property. To the knowledge of any Seller Party, no Intellectual Property is infringed or has been challenged or threatened in any way. No Seller Party has any knowledge that any Intellectual Property used by the Company infringes or is alleged to infringe any rights of any other Person.

            (b) The Company has used its best efforts to ensure that as of the Closing Date, all of the software, databases, computer firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by the Company in the conduct of its business ("Company Technology") will not malfunction, will not cease to function, will not generate incorrect data, and will not provide incorrect results when processing, providing and/or receiving date-related data with respect to any dates after December 31, 1999, to the extent that the other information technology used in conjunction with the Company Technology is itself Year 2000 compliant and accurately processes and exchanges date/time data.

      4.18. Contracts.

            (a) Schedule 4.18 sets forth complete and accurate lists or descriptions of all Customer Contracts, except for Customer Contracts lasting for a period of less than 30 days or involving amounts of less than $5,000, and all forms of Customer Contracts are attached to Schedule 4.18.

            (b) Except as described in Schedule 4.18 or pursuant to leases which are reflected in the 1998 Financial Statements, none of the Assets is leased by the Company from any third party, whether affiliated or unaffiliated with the Company.

            (c) Except as listed in Schedule 4.18, the Company is not a party to any:

            (i) Contract with any present or former employee or consultant;

            (ii) Contract for the future purchase of, or payment for, supplies, products, Intellectual Property or services or the use thereof, excluding however unfulfilled purchase orders for a period of less than 30 days or involving amounts of less than $5,000;

            (iii) Contract to sell or supply products, or to perform services, excluding however unfulfilled purchase orders for a period of less than 30 days or involving amounts of less than $5,000;

            (iv) Representative or sales agency Contract;

            (v) Contract limiting or restraining it from engaging or competing in any lines or business with any Person;

            (vi) license, franchise, distributorship or other similar agreement; or

            (vii) material Contract not otherwise disclosed herein, excluding however unfulfilled purchase orders for a period of less than 30 days or involving amounts of less than $5,000.

            (d) All of the Contracts (including all Customer Contracts) to which the Company is a party or by which it or any of the Assets is bound or affected are valid, binding and enforceable in accordance with their terms. The Company has fulfilled, and have taken all action necessary to enable it to fulfill when due, all of their obligations under each of such Contracts. Except as may be disclosed on Schedule 4.18, all parties to such Contracts have complied with the provisions thereof in all material respects, no party is in Default thereunder in any material respect and no notice of any claim of Default has been given to the Company. To the knowledge of any Seller Party, there are no provisions of, or developments materially affecting, any such Contract which might prevent the Company from realizing the benefits thereof whether before or after the completion of the Transactions. With respect to any of such Contracts that are leases, the Company has not received any notice of cancellation or termination under any material option or right reserved to the lessor, or any notice of material Default, thereunder.

      4.19. Employees. Schedule 4.19 sets forth the names and current annual salary rates or current hourly wages of all present employees of the Company, together with the average number of hours worked per week, the date of the last salary increase, the date of commencement of employment of each employee with the Company or its predecessor, and a summary of salary, bonuses and other compensation, if any, paid or payable to each of such persons for or in respect of that portion of the 1999 calendar year ending on January 31, 1999. Schedule
4.19 also sets forth the 1998 earnings for each of such employees as reflected on Form W-2 for the 1998 calendar year.

      4.20. Licenses. Schedule 4.20 sets forth a complete list of all material Licenses used in the operation of the Business or otherwise held by the Company other than arrangements with Safeguard. The Company owns, possesses or lawfully uses in the operation of its Business all Licenses which are necessary to conduct the Business as now or previously conducted or to the ownership of the Assets, free and clear of all Liens except Permitted Liens. The Company is not in Default in any material respect, nor has it received any notice of any claim of Default, with respect to any such License. Except as otherwise governed by Law, all such Licenses are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and, except as disclosed in
Schedule 4.20, will not be adversely affected by the completion of the Transactions. No present or former shareholder, director, officer or employee of the Company, any Affiliates of any of them, or any other Person owns or has any proprietary, financial or other interest (direct or indirect) in any License which the Company owns, possesses or uses.

      4.21. Compliance with Law and Court Orders. The Company is not in violation of any Law or Court Order in any material respect, and the Assets have not been used or operated by the Company or any other Person in violation of any Law or Court Order. All Court Orders to which the Company is a party or subject are listed in Schedule 4.21. The Company has made all filings or notifications required to be made by them under any Laws applicable to the Company, the Business or the Assets. Neither the Company nor any Shareholder, and to the knowledge of any Seller Party, no officer, employee or agent of, or any consultant to the Company (a) has used any corporate funds of the Company to make any payment to any officer or employee of any government, or to any political party or official thereof, where such payment either (i) was, at the time, unlawful under laws applicable thereto; or (ii) was, at the time, unlawful under the Foreign Corrupt Practices Act of 1977, as amended; or (b) has made or received an illegal payment, bribe, kickback, political contribution or other similar questionable illegal payment in connection with the operation of the Business.

      4.22. Claims. Except as disclosed in Schedule 4.22: (a) there is no Litigation pending or threatened against the Company, the Business or the Assets; (b) there is no dispute or disagreement pending or threatened in writing between the Company and any of its customers or suppliers; (c) no Seller Party knows of any event that has occurred, and no claim has been asserted, that might result in Litigation against the Company, the Business or the Assets; and (d) to the knowledge of any Seller Party, there is no reasonable basis for any such claim. All pending or threatened Litigation is fully covered by insurance except to the extent described in Schedule 4.22.

      4.23. Insurance. Schedule 4.23 hereto lists all policies of fire, liability, workmen's compensation, life, property and casualty and other insurance owned or held by the Company, copies of which have been made available to Safeguard. All such policies are in full force and effect and the Company has not committed any material Default thereunder. No written notice of cancellation or non-renewal has been received by the Company with respect to such policies.

      4.24. Labor Matters. The Company has not, has not had or is not negotiating any collective bargaining agreements with any labor union or other representative of employees. No strike, slowdown, picketing or work stoppage by any union or other group of employees against the Company or the Assets wherever located, and no secondary boycott with respect to their products, lockout by them of any of their employees or any other labor trouble or other occurrence, event or condition of a similar character, has occurred or been threatened.

      4.25. Employee Benefit Plans.

            (a) Attached hereto as Schedule 4.25 are a list and complete and accurate copies of all employee benefit plans, all employee welfare benefit plans, all employee pension benefit plans, all multiemployer plans and all multiple employer welfare arrangements (as defined in Sections 3(3), (1), (2), (37) and (40), respectively, of ERISA, which are currently maintained and/or sponsored by the Company, or to which the Company currently contributes, or has or has had an obligation to contribute in the past, present or future (including, any such plan or arrangement created by any agreements, including any employment agreements and any other agreements containing "golden parachute" provisions and deferred compensation agreements disclosed in Schedule 4.18), together with copies of any trusts related thereto and a classification of employees covered thereby (collectively, the "Plan"). Schedule 4.25 sets forth each plan or arrangement that would have been an employee pension or welfare benefit plan but for its termination within the past three years.

            (b) All Plans are in material compliance with all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable Laws, and have been administered, operated and managed in substantial accordance with their governing documents. All Plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code have been determined by the Internal Revenue Service to be so qualified, and copies of the current plan determination letters, most recent actuarial valuation reports, if any, most recent Form 5500, or, as applicable, Form 5500-C/R filed with respect to each such Qualified Plan or employee welfare benefit plan and most recent trustee or custodian report have been made available to Safeguard. All reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, annual reports, summary annual reports, actuarial reports, PBGC-1 Forms, audits or Tax Returns) have been timely filed or distributed. None of any Shareholder or, to the knowledge of any Seller Party, any Plan or the Company has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA for which an exemption is not available. No Plan has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(a)(2) of ERISA; and the Company does not currently have (nor at the Closing Date will have) any Liability whatsoever (including being subject to any statutory Lien to secure payment of any such Liability), to the Pension Benefit Guaranty Corporation ("PBGC") with respect to any such Plan under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty with respect to any such Plan; and neither the Company nor any member of a "controlled group" with the Company (as defined in ERISA Section 4001(a)(3)) currently has (or at the Closing Date will have) any obligation whatsoever to contribute to any "multiemployer pension plan" (as defined in ERISA Section 4001(a)(14), nor has any withdrawal Liability whatsoever (whether or not yet assessed) arising under or capable of assertion under Title IV of ERISA (including, Sections 4201, 4202, 4203, 4204, or 4205 thereof) been incurred directly or indirectly by the Company.

            (c) Except as set forth on Schedule 4.25:

                  (i) there have been no terminations, partial terminations or discontinuance of contributions to any Qualified Plan without notice to and issuance of a favorable determination letter by the Internal Revenue Service;

                  (ii) no Plan which is subject to the provisions of Title IV of
            ERISA has been terminated;

                  (iii) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any Plan which were not properly reported;

                  (iv) the valuation of assets of any Qualified Plan subject to
            Title IV of ERISA, as of the Closing Date, shall exceed the actuarial present value of all accrued pension benefits under such Qualified Plan in accordance with the assumptions contained in the Laws of the PBGC governing the funding of terminated defined benefit plans;

                  (v) with respect to Plans which qualify as "group health
            plans" under Section 5000(b)(1) of the Code and Sections 607(1) and 733(a) of ERISA and related regulations, the Company has materially complied (and on the Closing Date will have complied) with all reporting, disclosure, notice, election, coverage and other benefit requirements imposed under Sections 4980B and 9801-9833 of the Code and Sections 601-734 of ERISA as and when applicable to such plans, and the Company does not have any direct or indirect material liability or is (and will be) subject to any material loss, assessment, excise tax, penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any direct or indirect failure by the Company, at any time prior to the Closing Date, to comply with any such federal or state requirement, which is capable of being assessed or asserted before or after the Closing Date directly or indirectly against the Company or the Shareholders with respect to such group health plans;

                  (vi) the Company is not now nor within the past five years has it been a member of a "controlled group" as defined in ERISA Section 4001(a)(14);

                  (vii) there is no pending or, to the knowledge of any Seller
            Party, threatened Litigation, investigation, or disputed claim, settlement or adjudication with respect to any Plan, or (other than routine claims for benefits) with respect to any fiduciary, administrator, party in interest or sponsor thereof (in their capacities as such);

                  (viii) as required in accordance with GAAP, the Financial
            Statements as of the Balance Sheet Date reflect the approximate total pension, medical and other benefit expense for all Plans as of the date thereof; and

                  (ix) the Company has not incurred Liability under Section
            4062, 4063 or 4064 of ERISA.

      4.26. Transactions with Affiliates. Except as disclosed in Schedule 4.26, no Affiliate of the Company or any Shareholder has: (a) borrowed money or loaned money to the Company which remains outstanding; or (b) any material contractual arrangements with the Company.

      4.27. Absence of Certain Changes. Except as contemplated by this Agreement or as set forth on Schedule 4.27, since the Balance Sheet Date, the Company has conducted its Business in the ordinary course and there has not been with respect to its Business:

            (a) any change that has had or is reasonably likely to have a Material Adverse Effect;

            (b) any increase in the compensation payable or to become payable to any director or non-manager employee, except for increases for such directors or employees made in the ordinary course of business;

            (c) any other change in any employment or consulting arrangement, except for such changes made in the ordinary course;

            (d) any payment to any agent or management employee not in accordance with such agent's or employee's 1998 compensation levels;

            (e) any sale, assignment or transfer of Assets, or any additions to or transactions involving any Assets, other than those made in the ordinary course of business;

            (f) other than in the ordinary course of business, any waiver or release of any claim or right or cancellation of any debt held;

            (g) any distributions or payments to any Affiliate of the Company, except as set forth in Section 3.4;

            (h) any capital expenditure involving in any individual case more than $5,000;

            (i) declaration or payment of any dividend or other distribution on its capital stock; or

            (j) any incurrence of any debts for money borrowed.

      4.28. Hazardous Substances. Except as disclosed in Schedule 4.28, the Company now generates, transports, stores, disposes of or treats, or has ever generated, transported, stored, disposed of or treated, any regulated quantities of any Hazardous Substance.

      4.29. Additional Information. Schedule 4.29 contains, to the extent not described in some other Schedule hereto, or in the case of subsections (a) and
(b) hereof to the extent not made available, accurate lists and summary descriptions of the following:

            (a) the names of all present officers and directors of the Company;

            (b) the names and addresses of every bank and other financial institution in which the Company maintains an account (whether checking, savings or otherwise), lock box or safe deposit box, and the account numbers and names of Persons having signing authority or other access thereto;

            (c) the names of all Persons authorized to borrow money or incur or guarantee indebtedness on behalf of the Company;

            (d) the names of all Persons holding powers of attorney from the Company and a summary statement of the terms thereof; and

            (e) all names under which the Company has conducted any Business or which it has otherwise used since the Inception Date.

      4.30. Corporate Records. The minute book of the Company is current and contain correct and complete copies of all Charter Documents of the Company, including all amendments thereto and restatements thereof, and of all minutes of meetings, resolutions and other actions and proceedings of its shareholders and board of directors and all committees thereof, duly signed by the secretary or an assistant secretary, and the stock record book of the Company is also current, correct and complete and reflects the issuance of all of the Company Shares to the Shareholders.

5. Representations and Warranties of Safeguard. Safeguard hereby represents and warrants to the Company and the Shareholders as follows:

      5.1. Organization and Standing. Safeguard is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, having all requisite corporate power and authority to perform its obligations under this Agreement.

      5.2. Authority and Binding Effect. Safeguard has full power and authority to execute, deliver and perform this Agreement and the other Transaction Documents and has taken all actions necessary to secure all approvals required in connection therewith. The execution, delivery and performance of this Agreement and the consummation of the Transactions by Safeguard has been duly authorized by all necessary corporation action. This Agreement constitutes the legal, valid and binding obligation of Safeguard, enforceable against it in accordance with its terms.

      5.3. Validity of Contemplated Transactions. Neither the execution and delivery of this Agreement by Safeguard nor the consummation of the Transactions by Safeguard will contravene or violate any Court Order which is applicable to Safeguard, or the Charter Documents of Safeguard, or will result in a Default under any Contract to which Safeguard is a party or by which it is otherwise bound.

      5.4. Issuance of Safeguard Shares. The Safeguard Shares to be issued pursuant to this Agreement will, upon delivery to the Shareholders, be duly authorized and validly issued, fully paid and nonassessable.

      5.5. Investment Intent. Safeguard is acquiring the shares of the Company for investment purposes only, for its own account and not as a nominee or agent for any other Person, and not with a view to or for resale in connection with any distribution thereof within the meaning of the Securities Act, and can bear the economic risk of an investment in the shares of the Company and can afford a complete loss of such investment.

6. Shareholder Matters.

      6.1. Private Placement. Each of the Shareholders represents and warrants that if the Transactions are consummated, he (a) will acquire the Safeguard Shares for his own account, as principal and not on behalf of other persons and for investment and not with a view to the resale or distribution of all or any part of such shares; (b) understands that the Safeguard Shares are "restricted securities" within the meaning of the rules and regulations promulgated under the Securities Act, and that a stop-transfer instruction will be issued by Safeguard to its transfer agent with respect to the Safeguard Shares, that the Safeguard Shares will not be initially registered under the Securities Act and cannot be sold by him unless they are registered under the Securities Act or unless an exemption from registration is available, and that Safeguard has no obligation to register the Safeguard Shares under the Securities Act; (c) is aware that Rule 144 affords a limited exemption from registration under the Act for the public resale of restricted securities and that under the terms of Rule 144, as currently in effect, the Safeguard Shares may be sold to the public without registration thereof only after a period of one year has elapsed from the date of the exchange and then only in limited amounts upon compliance with all of the other requirements of Rule 144 and the Securities Act.

      6.2. Certificate Legend. Each of the Shareholders acknowledges that the certificate representing the Safeguard Shares will bear the following legend:

      THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION) OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

      6.3. Shareholder Sophistication. In connection with the Transactions, each of the Shareholders hereby individually represent and acknowledge that he has such knowledge and experience in financial and business matters and that he is capable of evaluating the merits and risks of the prospective investment in Safeguard Shares; that such Shareholder's principal residence during the past two years has been located in the state set forth beneath the Shareholder's name in column A on Exhibit A hereto; and that he has received a copy of an information statement entitled "Materials Presented to the Shareholders of aligne incorporated" dated the date hereof, which includes, among other disclosures, (a) Safeguard's Annual Report to Shareholders for 1997, (b) Safeguard's Proxy Statement for the Annual Meeting of Shareholders held on May 7, 1998, and (c) Safeguard's Annual Report on Form 10-K for the year ended December 31, 1997 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and that such Shareholder has obtained and reviewed financial statements referred to therein. Each of the Shareholders understands that he may ask questions and receive answers concerning the terms and conditions of the Transactions and that he is entitled to request any additional information which such Shareholder feels is necessary to verify, clarify or supplement the materials already received and that Safeguard will make every effort to supply this information, unless it would require unreasonable effort or expense.

      6.4. Tax Treatment. The parties intend that the exchange of the Company Shares for Safeguard Shares hereunder will be treated as a reorganization pursuant to Section 368(a)(1)(B) of the Code for federal income tax purposes, and each party agrees that it will report the transaction in accordance with that treatment for all tax purposes. However, Safeguard makes no representations regarding the tax consequences to the Shareholders of the Transactions, or any representations that this transaction will qualify as a tax free reorganization within the meaning of Section 368(a) of the Code. The Shareholders acknowledge that they have been advised of the tax consequences of the transactions contemplated by this Agreement by their own tax advisers, and that they are relying on their tax advisers in determining their respective tax consequences in connection with the Transactions. Safeguard will take no actions following the Closing that would cause the exchange of the Company Shares for Safeguard Shares hereunder to fail to be treated as a reorganization within the meaning of
Section 368(a)(1) for federal income tax purposes.

      6.5. Survival of Representation and Warranties. All of the representations and warranties made by each party in this Agreement or in any attachment, exhibit, schedule, certificate, document or list delivered by any such party pursuant hereto or in connection with the Transactions shall survive until the first anniversary of the Closing, except for representations and warranties relating to Taxes, which shall survive until the expiration of applicable statute of limitations with respect to such Taxes, and each party hereto (taking the Shareholders as a single party) shall be entitled to rely upon the representations and warranties of the other party set forth in this Agreement.

7. Indemnification.

      7.1. By the Shareholders. To the extent provided in this Section 7, the Shareholders shall jointly and severally indemnify and hold harmless Safeguard, and its successors and assigns, and its officers, directors, employees, Shareholders, agents, Affiliates and any Person who controls Safeguard within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Safeguard Party") from and against any Liabilities, claims, demands, judgments, losses, costs, damages or expenses whatsoever (including reasonable attorneys', consultants' and other professional fees and disbursements of every kind, nature and description incurred by such Indemnified Safeguard Party in connection therewith) (collectively, "Damages") that such Indemnified Safeguard Party may sustain, suffer or incur and that result from, arise out of or relate to (a) any breach of any representation or warranty of any Seller Party contained in this Agreement, or (b) any breach of any covenant or agreement of any Seller Party contained in this Agreement. Notwithstanding any thing to the contrary, each Shareholder shall be jointly and severally liable only up to the product of $39.86250 multiplied by the sum of Fixed Number for such Shareholder plus the Contingent Number of Safeguard Shares that such Shareholder actually receives.

      7.2. By Safeguard. From and after the Closing Date, to the extent provided in this Section 7, Safeguard shall indemnify and hold harmless any Seller Party, its successors and assigns, and its officers, directors, employees, Shareholders, agents, affiliates and any Person who controls any Seller Party within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Seller Party") from and against any Damages that such Indemnified Seller Party may sustain, suffer or incur and that result from, arise out of or relate to (a) any breach of any representation or warranty of Safeguard contained in this Agreement, or (b) any breach of any covenant or agreement of Safeguard contained in this Agreement.

      7.3.  Procedure for Claims.

            (a) An Indemnified Safeguard Party or an Indemnified Seller Party that desires to seek indemnification under any part of this Section 7 (each, an "Indemnified Party") shall give notice (a "Claim Notice") to each party responsible or alleged to be responsible for indemnification hereunder (an "Indemnitor") prior to any applicable Expiration Date specified below. Such notice shall briefly explain the nature of the claim and the parties known to be involved, and shall specify the amount thereof. If the matter to which a claim relates shall not have been resolved as of the date of the Claim Notice, the Indemnified Party shall estimate the amount of the claim in the Claim Notice, but also specify therein that the claim has not yet been liquidated (an "Unliquidated Claim"). If an Indemnified Party gives a Claim Notice for an Unliquidated Claim, the Indemnified Party shall also give a second Claim Notice (the "Liquidated Claim Notice") within 60 days after the matter giving rise to the claim becomes finally resolved, and the Liquidated Claim Notice shall specify the amount of the claim. Each Indemnitor to which a Claim Notice is given shall respond to any Indemnified Party that has given a Claim Notice (a "Claim Response") within 20 days (the "Response Period") after the later of (i) the date that the Claim Notice is given and (ii) if a Claim Notice is first given with respect to an Unliquidated Claim, the date on which the Liquidated Claim Notice is given. Any Claim Notice or Claim Response shall be given in accordance with the notice requirements hereunder, and any Claim Response shall specify whether or not the Indemnitor giving the Claim Response disputes the claim described in the Claim Notice. If any Indemnitor fails to give a Claim Response within the Response Period, such Indemnitor shall be deemed not to dispute the claim described in the related Claim Notice. If any Indemnitor elects not to dispute a claim described in a Claim Notice, whether by failing to give a timely Claim Response or otherwise, then the amount of such claim shall be conclusively deemed to be an obligation of such Indemnitor.

            (b) If any Indemnitor shall be obligated to indemnify an Indemnified Party hereunder, such Indemnitor shall pay to such Indemnified Party within 30 days after the last day of the Response Period the amount to which such Indemnified Party shall be entitled. If there shall be a dispute as to the amount or manner of indemnification under this Section 7, the Indemnified Party may pursue whatever legal remedies may be available for recovery of the Damages claimed from any Indemnitor, but any dispute shall be resolved in accordance with Section 16 to the extent that it may be applicable. If any Indemnitor fails to pay all or part of any indemnification obligation when due, then such Indemnitor shall also be obligated to pay to the applicable Indemnified Party interest on the unpaid amount for each day during which the obligation remains unpaid at an annual rate equal to the Prime Rate, and the Prime Rate in effect on the first Business Day of each calendar quarter shall apply to the amount of the unpaid obligation during such calendar quarter.

            (c) Notwithstanding any other provision of this Section 7, an Indemnified Party shall be entitled to indemnification hereunder only when the aggregate of all Damages to such Indemnified Party exceeds $250,000 (the "Threshold Amount") and then such Indemnified Party shall be entitled to indemnification for all of its Damages, including the Damages counted in achieving the Threshold Amount. In no event shall the Shareholders be obligated to indemnify Safeguard for amounts in excess of the Aggregate Purchase Price. The limitations of this paragraph (c), however, shall not apply to any covenants or agreements to be performed by an Indemnitor after the Closing. In addition, the calculation of the Deductible Amount shall include any Damages incurred by an Indemnified Party for which the Indemnified Party would have been entitled to claim indemnification under this Section 7 with respect to a breach of representation or warranty but for such representation or warranty being qualified by materiality, the knowledge of a particular party or related exceptions.

      7.4. Claims Period. Any claim for indemnification under this Section 7 shall be made by giving a Claim Notice under Section 7.3 on or before the applicable "Expiration Date" specified below in this Section 7.4, or the claim under this Section shall be invalid. "Expiration Date" means:

            1. the date on which the applicable statute of limitations expires with respect to any claim for Damages related to (i) a breach of any covenant or agreement to be performed at least in part after the Closing Date, or (ii) a breach of any representations or warranties of a party to this Agreement that relate to Taxes or that were untrue when made with an actual intent to mislead or defraud; and

            2. for all other claims, the earlier to occur of (i) the first anniversary of the Closing Date and (ii) the tenth Business day following receipt by the Company of an audit of the Company's financial statements for the period ending December 31, 1999.

If more than one of such Expiration Dates applies to a particular claim, the latest of such Expiration Dates shall be the controlling Expiration Date for such claim. So long as an Indemnified Party gives a Claim Notice for an Unliquidated Claim on or before the applicable Expiration Date, such Indemnified Party shall be entitled to pursue its rights to indemnification regardless of the date on which such Indemnified Party gives the related Liquidated Claim Notice.

      7.5. Third Party Claims. An Indemnified Party that desires to seek indemnification under any part of this Section 7 with respect to any actions, suits or other administrative or judicial proceedings (each, an "Action") that may be instituted by a third party shall give each Indemnitor prompt notice of a third party's institution of such Action. After such notice, any Indemnitor may, or if so requested by such Indemnified Party, any Indemnitor shall, participate in such Action or assume the defense thereof, with counsel satisfactory to such Indemnified Party; provided, however, that such Indemnified Party shall have the right to participate at its own expense in the defense of such Action; and provided, further, that the Indemnitor shall not consent to the entry of any judgment or enter into any settlement, except with the written consent of such Indemnified Party (which consent shall not be unreasonably withheld). Any failure to give prompt notice under this Section 7.5 shall not bar an Indemnified Party's right to claim indemnification under this Section 7, except to the extent that an Indemnitor shall have been materially harmed by such failure.

      7.6. Losses Net of Insurance, Etc. The amount of any Damages for which indemnification is provided under Sections 7.1 or 7.2 shall be net of (i) any amounts recovered by the indemnified party pursuant to any indemnification by or indemnification agreement with any third party, (ii) any insurance proceeds or other cash receipts or sources of reimbursement received as an offset against such Damages (and no right of subrogation shall accrue to any insurer or third party indemnitor hereunder) and (iii) an amount equal to the present value of the tax benefit, if any, attributable to such Damages. Each of Safeguard and the Seller Parties agree to make any claims for indemnification from a third party or insurance proceeds available to offset against such Damages specified in the preceding sentence and for which it will seek indemnification hereunder and to pursue such claims in good faith. If the amount to be netted hereunder from any payment required under Sections 7.1 or 7.2 is determined after payment by the indemnifying party of any amount otherwise required to be paid to an indemnified party to this Article 7, the indemnified party shall repay to the indemnifying party, promptly after such determination, any amount that the indemnifying party would not have had to pay pursuant to this Article 7 had such determination been made at the time of such payment.

8.    Post-Closing Covenants.

      8.1. Covenant Not to Compete. No Restricted Party (defined below) shall, at any time within the Restricted Period (defined below), directly or indirectly, engage in, or have any interest on behalf of itself or others in any person, firm, corporation or business (whether as an employee, officer, director, agent, security holder, creditor, partner, joint venturer, beneficiary under a trust, investor, consultant or otherwise) that engages within the Restricted Territory (defined below) any of those business activities in which the Company has been engaged in the last 12 months, including evaluating information technology sourcing alternatives and managing clients' transitions from in-house to outsourced information technology functions. The term "Restricted Party" means each of the Shareholders and any Affiliate that any Shareholder controls. The term "Restricted Period" means the period beginning on the date hereof and ending on the second anniversary of the Closing Date. The "Restricted Territory" means the area comprising the eastern region of United States of America. In the event of Litigation involving this Agreement, if a court of competent jurisdiction determines that the scope of this Section 8.1 is too broad in any respect, then the scope shall be deemed to be reduced or narrowed to such scope as is found lawful and reasonable by such court. Each Seller Party acknowledges, however, that this Section 8.1 has been negotiated by the parties and that the geographical and time limitations, as well as the limitation on activities, are reasonable in light of the circumstances pertaining to the Company and the Business. Notwithstanding the foregoing, and provided that such activities do not interfere with the fulfillment of the Shareholders' obligations, each Shareholder may acquire solely as an investment not more than 5% of any class of securities of any entity that has a class of securities registered pursuant to the Exchange Act so long as he remains a passive investor in such entity.

      8.2. Confidential Information. For an indefinite period after the Closing, no Restricted Party shall divulge, communicate or use in any way, any Confidential Information of the Company or the Business.

      8.3. Nonsolicitation. Each of the Shareholders agrees that, for the Restricted Period, such Shareholder will not, directly or indirectly, call on or solicit for the purpose of selling the services offered by the Company during the 12-month period prior to the Closing Date, or divert or take away from the Company or the business of (including, by divulging to any competitor or potential competitor of the Company or Safeguard the name of), any Person, who or which at the Closing Date was, or at any time during the one year preceding the Closing Date had been, a customer of the Company or whose identity is known to any of the Shareholders at the Closing Date as one whom the Company intends to solicit within the succeeding year. Nothing contained in this Section 8.3 shall be deemed to limit or impair, or be limited or impaired by, any other provision of this Agreement.

      8.4. Hiring of the Company's Employees. During the Restricted Period, no Shareholder will (directly or indirectly) solicit for employment, or hire or offer employment to, any employee of the Company whose employment is continued by the Company or Safeguard after the Closing Date unless the Company or Safeguard first terminates the employment of such employee. Nothing contained in this Section 8.4 shall affect or be deemed to affect in any manner any other provision of this Agreement.

      8.5. Affiliates. To the extent that any Restricted Party is not a party to this Agreement, the terms of this Section 8 shall apply to such Restricted Party as if he, she or it were a party hereto, and the

Shareholders shall take whatever actions may be necessary to cause any such Restricted Party to adhere to the terms of this Section 8.

      8.6. Injunctive Relief. In the event of any breach or threatened breach by any Restricted Party of any provision of this Section 8, Safeguard shall be entitled to injunctive or other equitable relief, restraining such party from using or disclosing any Confidential Information in whole or in part, or from engaging in conduct that would constitute a breach of the obligations of a Restricted Party under this Section 8. Such relief shall be in addition to and not in lieu of any other remedies that may be available, including an action for the recovery of damages.

      8.7. Certain Taxes and Expenses. The Seller Parties shall pay any sales, use, transfer, real property transfer, documentary stamp and other similar taxes and all recording, filing and other fees and costs with respect to the transfer of the Company Shares. The Seller Parties and Safeguard shall each bear its respective accounting, legal, financial advisory and other expenses incurred in connection with the Transactions.

      8.8. Seller Party Affliates. Each Seller Party shall cause their respective Affiliates to comply with the terms and conditions of this Agreement and the other Transaction Documents to the same extent as if they were parties to this Agreement and the other Transaction Documents to the extent necessary to consummate the Transactions in accordance with the Transaction Documents.

9. Conditions Precedent to Obligations of Safeguard.

      All obligations of Safeguard to consummate the Transactions are subject to the satisfaction (or waiver by Safeguard) prior thereto of each of the following conditions:

      9.1. Required Consents. The Seller Parties shall have obtained the Required Consents without any modification that Safeguard deems unacceptable.

      9.2. Ancillary Documents. The parties other than Safeguard shall have tendered executed copies of the respective Transaction Documents to which they are intended to be parties, including the Shareholders' Agreement and the Administrative Services Agreement.

      9.3. Certificate. The President of the Company and each Shareholder shall have tendered a certificate by which they certify to Safeguard that the conditions set forth in this Section 9 have been satisfied, and such certificate shall be deemed to be a representation of the Seller Parties hereunder.

      9.4. Legal Opinion. The Seller Parties shall have tendered a legal opinion of Dechert, Price & Rhoads, counsel to the Seller Parties, in the form of that agreed to as of the date hereof.

10. Conditions Precedent to Obligations of the Seller Parties.

      All obligations of the Seller Parties to consummate the Transactions are subject to the satisfaction (or waiver by each Seller Party to which the condition relates) prior thereto of each of the following conditions, but any particular condition that requires action by any Seller Party shall not constitute a condition to the obligations of such Seller Party:

      10.1. Ancillary Documents. Safeguard shall have tendered executed copies of the respective Transaction Documents to which it is intended to be a party, including the Administrative Services Agreement and Shareholders' Agreement.

      10.2. Directors. Each of the Shareholders shall have been elected to the Board of Directors of the Company.

      10.3. Certificates. Safeguard shall have tendered a certificate by which it certifies to the Seller Parties that the conditions set forth in this Section 10 have been satisfied, and such certificate shall be deemed to be representation of Safeguard.

11. Public Announcements.

      The Seller Parties and Safeguard will consult with each other before issuing any press release or making any public statement with respect to this Agreement and the Transactions and, except as may be required by applicable Law or any applicable stock exchange regulations, the Seller Parties and Safeguard will not issue any such press release or make any such public statement without the consent of the other parties hereto.

12. Contents of Agreement.

      This Agreement, together with the other Transaction Documents, sets forth the entire understanding of the parties hereto with respect to the Transactions and supersedes all prior agreements or understandings among the parties regarding those matters.

13. Amendment, Parties in Interest, Assignment, Etc.

      This Agreement may be amended, modified or supplemented only by a written instrument duly executed by each of the parties hereto. If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. No party hereto shall assign this Agreement or any right, benefit or obligation hereunder, except that Safeguard shall be entitled to assign its rights and obligations hereunder to one or more Persons (an "Assignee") provided (a) the Assignee executes and delivers to the Seller Parties a document by which the Assignee agrees to be bound by the terms and conditions applicable to Safeguard under this Agreement, and (b) Safeguard shall remain obligated to purchase any Company Shares to be purchased by an Assignee hereunder and to fulfill the Assignee's other obligations hereunder to the extent that the Assignee fails to do so hereunder. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party. The parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to complete the Transactions.

14. Interpretation.

      Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including" has the inclusive meaning frequently identified with the phrase "but not limited to," (e) references to "hereunder" or "herein" relate to this Agreement, and (f) references as to whether any Seller Party "knows" or has "knowledge" of a given fact, circumstance or condition shall include the knowledge of any Shareholder or any director, officer or supervising employee of the Company The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

15. Sole Remedy.

      The parties hereto acknowledge and agree that the remedies provided for in this Agreement shall be the parties' sole and exclusive remedy with respect to breaches of the representations and warranties contained in this Agreement. In furtherance of the foregoing with respect to breaches of the representations and warranties contained in this Agreement, the parties hereby waive, to the fullest extent permitted by applicable Law, any and all other rights, claims and causes of action (including rights of contribution, if any) known or unknown, foreseen or unforeseen, which exist or may arise in the future, that it may have against a Seller Party or any of its Affiliates, or Safeguard or any of its Affiliates, as the case may be, arising under or based upon any Law (including, any such Law, relating to environmental matters or arising under or based upon any securities law, common law or otherwise).

16. Dispute Resolution.

      16.1. Good-Faith Negotiations. If after the Closing any dispute arises under this Agreement with respect to a claim for Damages that is not settled promptly in the ordinary course of business, the parties shall seek to resolve any such dispute between them, first, by negotiating promptly with each other in good faith in face-to-face negotiations. These face-to-face negotiations shall be conducted by the respective designated senior management representative of each party or the Shareholders. If the parties are unable to resolve such dispute between them within 20 business days (or such period as the parties shall otherwise agree) through these face-to-face negotiations, then any such dispute shall be resolved in the manner set forth in this Section.

      16.2. Resolution of Disputes. Any controversy or claim shall be settled by arbitration conducted on a confidential basis, under the US Arbitration Act, if applicable, and the then current Commercial Arbitration Rules of the American Arbitration Association (the "Association") strictly in accordance with the terms of this Agreement and the substantive law of the State of Delaware. The arbitration shall be conducted at the Association's regional office located in the Philadelphia, Pennsylvania area by three arbitrators, at least one of whom shall be knowledgeable in the computer and outsourcing services industry, one of whom shall be an attorney and one of whom shall be a member of an accounting firm familiar with businesses engaged in software design, programming and implementation. Judgment upon the arbitrators' award may be entered and enforced in any court of competent jurisdiction. Neither party shall institute a proceeding hereunder unless at least 60 days prior thereto such party shall have given written notice to the other party of its intent to do so. Neither party shall be precluded hereby from securing equitable remedies in courts of any jurisdiction, including temporary restraining orders and preliminary injunctions to protect its rights and interests, but neither party shall seek any such equitable remedies as a means to avoid or stay arbitration.

17. Notices.

      All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto:

            If to Safeguard:

                   Safeguard Scientifics, Inc.
                   800 The Safeguard Building
                   435 Devon Park Drive
                   Wayne, PA 19087
                   FAX:  (610) 293-0601
                   Attention: Senior Vice President, Finance

                   with a required copy at the same address to:

                   General Counsel

                   and with a required copy to:

                   Morgan, Lewis & Bockius LLP
                   1701 Market Street
                   Philadelphia, PA 19103
                   FAX: 215-963-5299
                   Attention: N. Jeffrey Klauder

            If to the Company:

                   aligne incorporated
                   800 The Safeguard Building
                   435 Devon Park Drive
                   Wayne, PA 19087
                   FAX: (610) 254-4266
                   Attention: Peter Pijawka
                   with a required copy to:

                   Dechert, Price & Rhoads
                   4000 Bell Atlantic Tower
                   1717 Arch Street
                   Philadelphia, PA 19103-2793
                   Fax: (215) 994-2222
                   Attention: James J. Lawless, Jr.

            If to Wallaesa:

                   Mr. Harry Wallaesa
                   116 Calvary Court
                   Wayne, PA 19087

                   with a required copy to:

                   Dechert, Price & Rhoads
                   4000 Bell Atlantic Tower
                   1717 Arch Street
                   Philadelphia, PA 19103-2793
                   Fax: (215) 994-2222
                   Attention: James J. Lawless, Jr.

            If to Pijawka:

                   Mr. Peter Pijawka
                   1 Treble Lane
                   Malvern, PA  19355
                   with a required copy to:

                   Dechert, Price & Rhoads
                   4000 Bell Atlantic Tower
                   1717 Arch Street
                   Philadelphia, PA 19103-2793
                   Fax: (215) 994-2222
                   Attention: James J. Lawless, Jr.

            If to Zodtner:

                   Mr. Steven Zodtner
                   856 Montieth Drive
                   Wayne, PA 19087

                   with a required copy to:

                   Dechert, Price & Rhoads
                   4000 Bell Atlantic Tower
                   1717 Arch Street
                   Philadelphia, PA 19103-2793
                   Fax: (215) 994-222
                   Attention: James J. Lawless, Jr.

18. Governing Law.

      This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania without regard to its provisions concerning conflict of laws.

19. Counterparts.

      This Agreement may be executed in two or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

      IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first written above.

                                            ALIGNE INCORPORATED

                                            By: /s/ Harry Wallaesa
                                                ------------------
                                            Title: President


                                            SAFEGUARD SCIENTIFICS, INC.

                                            By: /s/ Glenn Rieger
                                                ----------------
                                            Title: SVP


                                            /s/ Harry Wallaesa
                                            ------------------
                                            Harry Wallaesa


                                            /s/ Steven Zodtner
                                            ------------------
                                            Steven Zodtner


                                            /s/ Peter Pijawka
                                            -----------------
                                            Peter Pijawka

                                                                       EXHIBIT A

                            Schedule of Shareholders

---------------------------------------------------------------------------------------------------
          (A)              (B)           (C)          (D)           (E)                (F)
---------------------------------------------------------------------------------------------------
Name of Shareholder    Number of    Number of      Number of    Number of         Number of
(State of Residence)   Company      Company        Company      Safeguard         Safeguard
                       Shares       Shares to      Shares       Shares to be      Shares to be
                       Owned        be Sold        Owned        Received in       Received in
                                                   After        respect of the    respect of the
                                                   Closing      Fixed             Contingent
                                                                Number            Number
--------------------------------------------------------------------------------------------------
Harry Wallaesa             100           100            0           91,984             91,982
(Pennsylvania)
--------------------------------------------------------------------------------------------------
Steven Zodtner             100            70           30           64,388             64,388
(Pennsylvania)
--------------------------------------------------------------------------------------------------
Peter Pijawka              100            70           30           64,388             64,388
(Pennsylvania)
--------------------------------------------------------------------------------------------------
Total:                     300           240           60          220,760            220,758
--------------------------------------------------------------------------------------------------


                                      -1-